Exhibit 99.1

China Direct’s Subsidiary Reports Results of Comprehensive Independent Testing of New Tire Recycling Machinery Line

Testing and Results Monitored by Shandong Province Government Agencies

BOCA RATON, FL – January 9, 2008 – (PR Newswire) -China Direct, Inc. (AMEX: CDS), a U.S. company that owns controlling stakes in a diversified portfolio of Chinese entities and assists Chinese businesses in accessing the U.S. capital markets, today announced that its majority owned subsidiary, CDI Wanda New Energy Company, Limited (“CDI Wanda”) reported the results from a comprehensive testing monitored by the Science-Tech Bureau of Shandong Province of the main equipment used in its proprietary automatic tire cracking machinery line. This proprietary cracking line processes used tires to produce fuel oil, steel scrap and carbon soot for industry use through CDI Wanda’s proprietary production system.

According to the report, the machinery performed successfully throughout four major test intervals and met all established benchmarks for performance in the study design. The tests focused on the two main categories of processing capacity and production yield. The testing runs were done in four separate time intervals of 8, 12, 24 and 48 hours. The output was monitored for pollution standards as well as to the quality of end products produced.

The performance results for processing capacity indicated that in its present configuration the equipment is capable of processing 626 kilograms of tires per hour or 15.02 metric tons per day as measured in the 48 hour continuous tests. At that processing rate, the production yield of fuel oil by weight was approximately 44.9% or 6.75 metric tons per day. Steel wire and carbon soot represented 6.65 metric tons as a byproduct of the process on a daily basis of which steel would represent up to 15% of the processing yield dependent upon the configuration of the processed materials. The carbon soot was of the quality necessary to be processed into active carbon to be reused in rubber manufacturing and water treatment. The fuel oil was inspected and analyzed by Shandong Institute of Product Quality Supervision and Inspection and each index of the distillated fuel oil was found to be in line with the industry standard (SH/0356-1966 fuel oil 4# light).

Another component of the testing was emissions, which was monitored by the Shandong Environment Monitoring Centre Station. The emission concentration of the major pollutants released during the testing was found to be within the national secondary standard for air pollutants.

Commenting on the event, Dr. James Wang, Chairman and CEO of China Direct stated, “As a result of these positive test results, management of China Direct believes that this technology has vast environmental and economic possibilities and we fully intend to expand the use of this machinery. The environmental problem of waste tires throughout the world has been well documented and this technology not only provides a potential solution, it provides a viable recycling application that produces three re-marketable end products. We are more confident than ever that this technology will provide our company with a significant source of revenue and income in the coming years, as we prepare to enter the tire recycling industry in addition to manufacturing and distribution of tire recycling equipment.”

About China Direct, Inc.

China Direct, Inc. (AMEX: CDS) is a U.S based company doing business in China through two divisions. Our management division acquires controlling stakes in Chinese companies, then provides investment capital and active management to enable these companies to thrive as our subsidiaries in their respective industries. Our consulting division assists other companies in China and the U.S. in establishing and maintaining a presence in the U.S. capital markets. As a direct link to China, China Direct serves as a vehicle allowing investors to directly participate in the rapid growth of the Chinese economy in a diversified and balanced manner. For more information about China Direct, please visit http://www.cdii.net.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and, condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Investor Relations,

Wolfe Axelrod Weinberger Associates, LLC.

Robert Schatz

Tel: (212) 370-4500

Email: Rob@wolfeaxelrod.com

Company,

China Direct, Inc.

Richard Galterio, Executive Vice President

Tel: 1-877-China-57

Email: Rgalterio@cdii.net